Exhibit 99.1

UPHEALTH ANNOUNCES THIRD QUARTER FISCAL 2021 FINANCIAL RESULTS
Third quarter GAAP revenue of $49.1 million, a 25% increase on Q2 pro forma revenue
Gross margin expansion from 36% to 40%, an 11% improvement on Q2 pro forma gross margin

October capital raise strengthened balance sheet, securing working capital for continued growth
DELRAY BEACH, Florida – Nov. 10, 2021 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced financial results for the third quarter ended Sept. 30, 2021.

“Our first full quarter as a public company marks tremendous growth and success, as we boldly push the integration of our operations and consistently pursue our transformation to a global, leading, digital healthcare, public company. The results convincingly demonstrate the clear value and differentiators of the UpHealth model as well as the dedication of our people and support of our investors, clients, and partners,” said Dr. Ramesh Balakrishnan, chief executive officer of UpHealth. “As we continue to build this incredible team, we’re excited about the future. We are well capitalized to become a leading force in digital health with our unmatched combination of technology, infrastructure, and services.”
Third Quarter 2021 Results

Revenue for the third quarter of 2021 was $49.1 million, a 25% increase over last quarters’ pro forma revenue. Gross margin expanded from 36% to 40%, representing an 11% improvement from last quarter’s pro forma gross margin. On a pro forma basis, revenue from the first quarter of 2021 increased 28% to the second quarter of 2021, and increased a further 25% from the second quarter to the third quarter of 2021.

Historically, UpHealth reported its revenue and gross margin on a business unit basis to provide continuity with historical results. As a result of the integration and alignment of the businesses, the Company is now operating along three business lines and will report financial information for the following segments: Integrated Care Management, Virtual Care Infrastructure, and Services. The Services segment includes the Digital Pharmacy and Behavioral Health business units.

Revenue and gross margin by segment for the third quarter of 2021 were:

•Integrated Care Management generated $11.9 million of revenue (24% of total revenue), with a gross margin of 40%;

•Virtual Care Infrastructure, the largest revenue contributor, generated $19.2 million of revenue (39% of total revenue), with a gross margin of 40%; and

•Services generated $18.1 million of revenue (37% of total revenue), with a gross margin of 41%.

Third quarter net income attributable to UpHealth was $32.6 million, or $0.28 per fully diluted share, including a $49.9 million gain on fair value of derivative liability associated with the convertible notes due to changes in the Company’s stock price.

Adjusted EBITDA for the third quarter was $5.0 million, an increase from $2.3 million last quarter on a pro forma basis.

Please refer to the discussion and tables below under “Non-GAAP Financial Information.”
Year-to-Date Nine Month Results

On a GAAP basis, year-to-date revenue for the third quarter was $93.8 million, and gross margin was 41%. On a pro forma basis, year-to-date revenue was $118.8 million, which was 38% higher than pro forma revenue for same period in 2020. Pro forma year-to-date gross margin was 40%.

Year-to-date revenue and gross margin by segment for the third quarter of 2021 were:

•Integrated Care Management generated $29.4 million of GAAP revenue (31% of total revenue and 25% of pro forma total revenue), with a gross margin of 49%;

•Virtual Care Infrastructure, generated $26.7 million of revenue (28% of total revenue), with a gross margin of 40%. On a pro forma basis, Virtual Care Infrastructure generated $42.3 million of revenue (36% of pro forma total revenue), with a gross margin of 39%, and

•Services generated $37.6 million of revenue (40% of total revenue), with a gross margin of 35%. On a pro forma basis, Services generated $47.1 million of revenue (40% of pro forma total revenue), with a gross margin of 34%.

Year-to-date GAAP net loss attributable to UpHealth was $3.1 million, or $(0.03) per fully diluted share, including a $49.9 million gain on fair value of derivative liability associated with the convertible notes due to changes in the Company’s stock price.

Year-to-date Adjusted EBITDA was $7.9 million and pro forma Adjusted EBITDA was $10.3 million.

Please refer to the discussion and tables below under “Non-GAAP Financial Information”.
Balance Sheet and Cash Flow

At Sept. 30, 2021, UpHealth reported $68.3 million of cash, cash equivalents, and restricted cash. In October, subsequent to the close of the third quarter, UpHealth raised $43.0 million, net of underwriting discounts and commissions and estimated offering expenses of $3.3 million, from the issuance of approximately 26.5 million shares of common stock, substantially increasing the Company’s free float and increasing the total number of outstanding shares to approximately 144 million. Proceeds of the equity offering will enable UpHealth to satisfy its short-term liabilities and fund ongoing working capital and capital expenditure requirements associated with the Company’s continued growth. If the equity offering had been completed prior to Sept. 30, 2021, the Company would have reported approximately $111.3 million of cash, cash equivalents, and restricted cash as of Sept. 30, 2021. The Company will retain sufficient liquidity as it continues to invest capital to fund growth in excess of cash flow from operations through at least the second quarter of 2022.

Significant Third Quarter Business Highlights

•UpHealth entered into a significant contract in California to deploy SyntraNet for the largest specialty mental health plan in the state and completed platform extensions that support a very ambitious CalAIM initiative to better manage health for individuals with complex medical, behavioral health and social needs, increasing the population on platform from around 6.8 million to nearly 7.1 million.

•UpHealth expanded the U.S. footprint of MARTTI, its HIPAA compliant, virtual care platform, in Q3. MARTTI currently supports 168,000 encounters per month and over 26,000 video endpoints at over 2,100 healthcare locations in the U.S.

•The Company recorded its largest volume of telehealth use in the U.S. with over 7.4 million minutes of consultations, compared to 6.1 million minutes in Q2 and 4.6 million minutes in Q3 2020.

•UpHealth’s domestic business added contracts with RWJ Barnabas, IU Health System, and AxessPointe Health, with an annual contract value of $5.5 million, and a total contract value of $16.5 million over 36 months.

•UpHealth also completed the installation of 550 digital clinics in Madhya Pradesh, with 260 of them being operational. The clinics will eventually serve a population of almost 25 million.

•The Company was contracted to install and deploy 260 digital clinics in the Democratic Republic of the Congo, with a contract value of $66 million over 5 years. The build-out is already underway.

•UpHealth strengthened its leadership team by adding Mike Rolla from the Livongo side of Teladoc, as chief revenue officer and Sarah Arnquist from Beacon Health Options as senior vice president of Integrated Behavioral Health.
Financial Outlook

The Company’s capital raise in October strengthened the balance sheet and secured the working capital needed for continued and ambitious growth through 2022. The Company maintains its financial projections for 2021 of $180 million, and adjusted EBITDA of $16-20 million before public company expenses.
Conference Call

UpHealth management will host a live question-and-answer session with investors and analysts beginning at 5 p.m. Eastern Daylight Time today, Nov. 10, 2021. The call can be accessed live over the telephone by dialing (844) 200-6205, passcode 347674, from the U.S. or International callers can dial (929) 526-1599, passcode 347674. There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://investors.uphealthinc.com/events-and-presentations/default.aspx or directly here. The webcast will be archived for approximately 30 days.

About UpHealth Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled "care communities" that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth's clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the financial statements of UpHealth, its product offerings and developments and reception of its product by customers, and its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by UpHealth's customers and such customers' needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth's operations, the demand for UpHealth's products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investors Relations:
Reed Anderson
ICR
646-277-1260
reed.anderson@icrinc.com

Media Enquiries:
Benjamin Thiele-Long, Managing Director of Financial Communications, Ketchum
Benjamin.thiele-long@ketchum.com

UPHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts, unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$67,877	$1,839
Restricted cash	435	530
Accounts receivable, net	49,015	6,703
Inventories	3,455	117
Due from related parties	37	—
Prepaid expenses and other current assets	8,771	3,501
Total current assets	129,590	12,690
Property and equipment, net	55,785	151
Intangible assets, net	119,955	27,782
Goodwill	581,814	164,194
Equity method investments	—	57,214
Deferred tax assets	—	335
Other assets	1,897	24
Total assets	$889,041	$262,390
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,065	$2,680
Accrued expenses	34,718	8,482
Deferred revenue	5,348	397
Due to related party	56	70
Income taxes payable	916	673
Related-party long-term debt, current	670	39
Long-term debt, current	43,849	22,531
Derivative liability, current	1,633	—
Forward share purchase liability	17,577	—
Other current liabilities	1,048	—
Total current liabilities	115,880	34,872
Related-party long-term debt, noncurrent	—	381
Long-term debt, noncurrent	99,079	344
Deferred tax liabilities	31,059	6,072
Warrant liabilities, noncurrent	399	—
Derivative liability, noncurrent	10,305	—
Other long-term liabilities	3,399	—
Total liabilities	260,121	41,669
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 300,000 shares authorized; 117,800 issued and outstanding at September 30, 2021; 70,021 issued and outstanding at December 31, 2020	12	7
Additional paid-in capital	621,861	222,900
Accumulated deficit	(5,328)	(2,186)
Accumulated other comprehensive loss	(3,459)	—
Total UpHealth, Inc., stockholders’ equity	613,086	220,721
Noncontrolling interests	15,834	—
Total stockholders’ equity	628,920	220,721
Total liabilities and stockholders’ equity	$889,041	$262,390

UPHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Services	$21,977	$—	$45,563	$—
Licenses and subscriptions	10,956	—	23,759	—
Products	16,137	—	24,446	—
Total revenue	49,070	—	93,768	—
Cost of goods and services:
Services	12,434	—	26,497	—
License and subscriptions	6,350	—	13,020	—
Products	10,504	—	16,147	—
Total cost of goods and services	29,288	—	55,664	—
Gross margin	19,782	—	38,104	—
Operating expenses:
Sales and marketing	3,090	—	5,670	—
Research and development	1,916	—	5,759	—
General and administrative	11,452	944	22,481	1,483
Depreciation and amortization	3,626	—	7,496	—
Stock-based compensation	410	—	410	—
Lease abandonment expenses	915	—	915	—
Acquisition-related expenses	1,227	—	36,566	—
Total operating expenses	22,636	944	79,297	1,483
Loss from operations	(2,854)	(944)	(41,193)	(1,483)
Other income:
Interest expense	(8,145)	—	(13,760)	—
Gain on consolidation of equity method investment	—	—	640	—
Gain on fair value of derivative liability	49,885	—	49,885	—
Gain on fair value of warrant liabilities	373	—	1,447	—
Gain on extinguishment of debt	—	—	151	—
Other income, net, including interest income	259	—	40	—
Total other income	42,372	—	38,403	—
Income (loss) before income tax benefit (expense)	39,518	(944)	(2,790)	(1,483)
Income tax (expense) benefit	(6,695)	423	357	423
Net income (loss) before loss from equity method investment	32,823	(521)	(2,433)	(1,060)
Loss from equity method investment	—	—	(561)	—
Net income (loss)	32,823	(521)	(2,994)	(1,060)
Less: net loss attributable to noncontrolling interests	231	—	147	—
Net income (loss) attributable to UpHealth, Inc.	$32,592	$(521)	$(3,141)	$(1,060)
Net income (loss) per share attributable to UpHealth, Inc.:
Basic	$0.28	$(0.01)	$(0.03)	$(0.02)
Diluted	$0.28	$(0.01)	$(0.03)	$(0.02)
Weighted average shares outstanding:
Basic	117,628	50,050	95,194	50,050
Diluted	118,073	50,050	95,194	50,050

UPHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net loss	$(2,994)	$(1,060)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,701	—
Amortization of debt issuance costs and discount on convertible debt	5,398	—
Stock-based compensation	410	—
Gain on extinguishment of debt	(151)	—
Loss from equity method investment	561	—
Gain on consolidation of equity method investment	(640)	—
Gain on fair value of warrant liabilities	(1,447)	—
Gain on fair value of convertible derivative	(49,885)	—
Loss on disposal of property and equipment	80	—
Deferred income taxes	(1,274)	—
Other	350	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(31,428)	—
Inventories	(326)	—
Prepaid expenses and other current assets	(1,050)	—
Accounts payable and accrued expenses	18,510	1,060
Income taxes payable	886	—
Deferred revenue	4,643	—
Due to related parties	17	—
Other current liabilities	230	—
Net cash used in operating activities	(48,409)	—
Investing activities:
Purchases of property and equipment	(1,879)	—
Due to related parties	253	—
Net cash acquired in acquisition of businesses	4,263	—
Net cash provided by investing activities	2,637	—
Financing activities:
Proceeds from merger and recapitalization transaction	83,435	—
Proceeds from convertible debt	164,500	—
Repayments of debt	(23,307)	—
Proceeds from Provider Relief Funds	506	—
Payments of debt issuance costs	(8,100)	—
Payments of seller notes	(99,207)	—
Payments of capital lease obligations	(1,253)	—
Proceeds from stock option exercises	319	—
Distribution to noncontrolling interest	(100)	—
Payments of amount due to member	(4,271)	—
Net cash provided by financing activities	112,522	—
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(807)	—
Net increase in cash, cash equivalents, and restricted cash	65,943	—
Cash, cash equivalents, and restricted cash, beginning of period	2,369	—
Cash, cash equivalents, and restricted cash, end of period	$68,312	$—

Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement UpHealth’s condensed consolidated financial statements presented in accordance with GAAP, UpHealth presents investors with non-GAAP financial measures, including pro forma revenue, pro forma gross margin, and adjusted EBITDA.

•Pro forma revenue consists of GAAP revenue and revenue from UpHealth’s subsidiaries prior to their acquisition.

•Pro forma gross margin consists of GAAP gross margin and gross margin from UpHealth’s subsidiaries prior to their acquisition.

•Adjusted EBITDA consists of net income (loss) attributable to UpHealth, Inc., excluding depreciation and amortization, stock-based compensation, lease abandonment expenses, acquisition-related costs, other income (expense), income tax benefit (expense), income (loss) from equity method investment, net income (loss) attributable to noncontrolling interests, and other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. Other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments, the cumulative effect of a change in accounting principles, or other expenses determined to be non-recurring.
UpHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to UpHealth’s financial condition and results of operations. Management believes that the items described above provide an additional measure of UpHealth’s operating results and facilitates comparisons of UpHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present, and future operating performance and as a supplemental means to evaluate UpHealth’s ongoing operations. UpHealth believes that these non-GAAP financial measures are useful to investors in their assessment of UpHealth’s operating performance.
Pro forma revenue, pro forma gross margin and Adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider these measures in isolation or as a substitute for analysis of UpHealth’s results as reported under GAAP. UpHealth compensates for these limitations by prominently disclosing GAAP financial measures and providing investors with reconciliations from UpHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.
The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

UPHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in thousands, unaudited)

Three Months Ended September 30, 2021
GAAP
Revenue	$49,070

Gross margin	40%

Net income attributable to UpHealth, Inc.	$32,592
Net loss attributable to noncontrolling interests	231
Net income	32,823
Other income	(42,372)
Income tax expense	6,695
Loss from operations	(2,854)
Depreciation and amortization	5,260
Stock-based compensation	410
Acquisition-related, lease abandonment and non-recurring expenses (4)	2,142
Adjusted EBITDA	$4,958

	Nine Months Ended September 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue	$93,768	$25,080	$118,848

Gross margin	41%	37%	40%

Net loss attributable to UpHealth, Inc.	$(3,141)	$(4,317)	$(7,458)
Net loss attributable to noncontrolling interests	147	11	158
Net loss	(2,994)	(4,306)	(7,300)
Other income	(38,403)	(1,206)	(39,609)
Income tax benefit	(357)	(99)	(456)
Loss from equity method investment	561	—	561
Loss from operations	(41,193)	(5,611)	(46,804)
Depreciation and amortization	9,759	2,748	12,507
Stock-based compensation	410	—	410
Acquisition-related, lease abandonment and non-recurring expenses (4)	38,920	5,303	44,223
Adjusted EBITDA	$7,896	$2,440	$10,336

(1) See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2) Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s’ acquisition date, if acquired during the period.
(3) Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
(4) Amounts reflect acquisition-related and lease abandonment expenses from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in thousands, unaudited)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Revenue:
Integrated care management (4)	$11,858	$29,428	$—	$29,428
Virtual care infrastructure (5)	19,162	26,716	15,603	42,319
Services (6)	18,050	37,624	9,477	47,101
Total	$49,070	$93,768	$25,080	$118,848

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin:
Integrated care management (4)	$4,760	$14,483	$—	$14,483
Virtual care infrastructure (5)	7,673	10,606	6,098	16,704
Services (6)	7,349	13,015	3,115	16,130
Total	$19,782	$38,104	$9,213	$47,317

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
	GAAP	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin %:
Integrated care management (4)	40%	49%	n/a	49%
Virtual care infrastructure (5)	40%	40%	39%	39%
Services (6)	41%	35%	33%	34%
Total	40%	41%	37%	40%

As of September 30, 2021
GAAP
Total Assets:
Integrated care management (4)	$202,554
Virtual care infrastructure (5)	369,271
Services (6)	267,426
Corporate (7)	49,790
Total	$889,041

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s’ acquisition date, if acquired during the period.
(3)
Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
Segment Information
Our business is organized into three operating business segments and one non-operating business segment:
Integrated Care Management—through our Thrasys subsidiary;
Virtual Care Infrastructure—through our Glocal and Cloudbreak subsidiaries;
Services—through our Innovations, BHS and TTC subsidiaries; and
Corporate—through UpHealth and our UpHealth Holdings subsidiary.

The reportable segments are consistent with how management views our services and products and the financial information reviewed by the chief operating decision makers. We manage our businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance.

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(in thousands, unaudited)

(4)	In the Integrated Care Management segment, we provide our customers with an advanced, comprehensive, and extensible technology platform, marketed under the umbrella “SyntraNetTM” to manage health, quality of care, and costs, especially for individuals with complex medical, behavioral health, and social needs.
(5)	In the Virtual Care Infrastructure segment, we provide technology and process-based healthcare platforms providing our customers comprehensive primary care, specialty consultations, and translation services, through telemedicine, Digital Dispensaries, and technology-based hospital centers.
(6)	In the Services segment, we provide custom compounded medications for the unique needs of every patient and prescriber. We are a full-service pharmacy filling prescriptions from our inventory of compounded medications, as well as drugs purchased from manufacturers. Additionally, we provide inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. We offer a complete continuum of care from detoxification services, residential care, partial hospitalization programs, and intensive outpatient and outpatient programs.
(7)	In the Corporate segment, we perform executive, administrative, finance, human resources, legal, and information technology services for UpHealth, Inc. and for its subsidiaries, managed in a corporate shared services environment. Since they are not the responsibility of segment operating management, they are not allocated to the operating segments and instead reported within Corporate.